Exhibit 99.1

NeuroBo Pharmaceuticals, Inc. Appoints D. Gordon Strickland to its Board of Directors

BOSTON, January 28, 2022 -- NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO), a clinical-stage biotechnology company, today announced the appointment of D. Gordon Strickland to its Board of Directors, effective as of January 27, 2022. Mr. Strickland will serve as Chair of the Company’s Audit Committee.

“Gordon is a highly accomplished executive with more than 35 years of experience, including many senior leadership positions,” said Andrew I. Koven, Chairman of NeuroBo’s Board of Directors. “I am pleased to welcome him to the NeuroBo Board of Directors and look forward to his contributions as we pursue our next phase of growth and development.”

“I am excited to join the NeuroBo Board of Directors at such an important stage for the Company,” said Mr. Strickland. “I look forward to working with my fellow Directors and the NeuroBo leadership team as we position the Company for long-term growth and value creation.”

Mr. Strickland has served in numerous leadership roles throughout his career, including, most recently, as the Chairman of Ampex Corporation, where he previously served as CEO from February 2007 until March 2012.

Prior to Ampex, he was the president and CEO of Cardiff Holdings from March 2012 until August 2013, the chairman of Medical Resources from September 1997 until January 2011, the president and CEO of MCSi, Inc. from March 2003 until March 2004, the president and CEO of Capitol Wire, Inc. from September 1999 until August 2002 and had leadership roles with Kerr Group from June 1986 until August 1997, including serving as the president and CEO, and as Senior Vice President, Finance and Chief Financial Officer.

He previously served as a member of the Board of Directors of eCommission and Applied Technical Services, and as a US Naval Officer.

Mr. Strickland received a Master of Business Administration, Finance from the Wharton School of the University of Pennsylvania and a Bachelor of Arts, Economics from Yale University.

Forward Looking Statements

Any statements in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding NeuroBo’s development expenses, the development of NeuroBo’s product candidates and the therapeutic potential, timing and nature of clinical trials and potential regulatory approval of NeuroBo’s clinical programs and pipeline. Forward-looking statements are usually identified by the use of words, such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “may,” “potential,” “will,” “could” and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks. These factors, risks and uncertainties include, but are not limited to: recent changes in NeuroBo’s management; the failure to obtain all of the benefits or recognize all of the synergies anticipated from the ANA acquisition; the integration of ANA potentially diverting management resources from operational matters and other strategic opportunities; the effect of future milestone payments and royalties specified in the ANA acquisition agreement on the results of operations and financial position of NeuroBo; the occurrence of health epidemics or contagious diseases, such as COVID-19, and potential effects on NeuroBo’s business, clinical trial sites, supply chain and manufacturing facilities; NeuroBo’s ability to continue as a going concern; the timing of completion of NeuroBo’s planned clinical trials, including with respect to ANA001 and Gemcabene; the timing of the availability of data from NeuroBo’s clinical trials, including with respect to ANA001 and Gemcabene;  NeuroBo’s plans to research, develop and commercialize its current and future product candidates, including the potential alternative pathways for NB-01; NeuroBo’s ability to successfully collaborate with existing collaborators or enter into new collaborations and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of NeuroBo’s product candidates, including ANA001 and Gemcabene; the impact of government laws and regulations; NeuroBo’s ability to protect its intellectual property position; and NeuroBo’s need for additional financing to fulfill its stated goals.  Please refer to NeuroBo’s most recent annual report on Form 10-K, as well as NeuroBo’s subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release. In addition, the forward-looking statements included in this press release represent NeuroBo’s views as of the date hereof. NeuroBo anticipates that subsequent events and developments will cause its views to change. However, while NeuroBo may elect to update these forward-looking statements at some point in the future, NeuroBo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing NeuroBo’s views as of any date subsequent to the date hereof.

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